STANDARD FORM OF LOFT LEASE

This Lease, dated November 22, 2022 is made between Elizabeth Industrial Park, LLC c/o Palin Enterprises, having offices at 235 Park Avenue South, 8th floor, New York, New York 10003-1405 (hereinafter referred to as “Landlord”) and MDC Warehousing and Distribution, Inc., having an office at 225 Long Avenue, Building 15, Hillside, New Jersey 07205 (hereafter referred to as “Tenant”).

Witnesseth:

Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, all that certain portion of the property, which consists of approximately 12, 500 sq ft (hereinafter referred to as the “Demised Premises”) known as Elizabeth Industrial Park (hereinafter referred to as the “Center”) as set forth in Exhibit “A” attached hereto, and by signature made part hereof, for a term of five (5) years (or until such term shall sooner cease and expire, as hereinafter provided) to commence on the 1st day of December 2022 (hereinafter referred to as the “Commencement Date”) and to expire on the 30th day of November 2027 (hereafter referred to as the “Expiration Date”) both dates inclusive, at an annual rental rate of (see Article XXII) which Tenant agrees to pay in equal monthly installments, each due in advance, on the first day of each month during said term, at the office of Landlord or such other place as Landlord may designate by giving notice thereof to Tenant, without any set off or deduction whatsoever, except that Tenant shall pay the first monthly installment at the execution hereof.

The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representations, successors and assigns, hereby covenant as follows:

ARTICLE I – USE.

Permitted Uses. Section 1.01 – Tenant shall use and occupy the Demised Premises for warehousing and distribution of packaging supplies, related office and for no other purpose whatsoever.

Restricted Use. Section 1.02 – Tenant agrees it will not use the Demised Premises for any purpose not permitted by the zoning ordinance of the City of Elizabeth in effect January 1, 1961, and amendments and replacements of the same, nor will Tenant use the premises for a stockyard, slaughtering, sewage disposal plant, ink manufacture, cement, gypsum, plaster or plaster of paris manufacture, or for processing or manufacturing of skins, hides or leather.

Tenant understands that the foregoing are deed restrictions and that a violation thereof by Tenant shall be deemed a default hereunder. This provision shall in no event be deemed to enlarge upon the use of the Demised Premises otherwise permitted by this Lease.

ARTICLE II – MASTER LEASE

The parties acknowledge that Landlord is not the fee owner of the Center; that Landlord is the owner of a leasehold estate of the Center under a certain lease dated November 1, 1960 (herein referred to as the “Master Lease”). Landlord warrants and represents that the Master Lease is in full force and effect, and does not prohibit the execution of the within Lease.

ARTICLE III – TAXES

See Rider Article XIX attached hereto and made a part hereof.

ARTICLE IV – CONDITION OF PREMISES ALTERATIONS

Tenant Accepts premises “As-Is”. Section 4.01 – Landlord, or Landlord’s agents, have made no representations or promises except as expressly set forth herein. The taking possession of the Demised Premises by Tenant shall be conclusive evidence as against Tenant that Tenant accepts same “as-is” and that said premises and the building of which the same form a part were in good and satisfactory condition at the time such possession a taken.

Alterations. Section 4.02 – Tenant may not alter, renovate or improve the Demised Premises without the prior written consent thereto by Landlord, except as provided in Section 4.04 of this Article. In the event that Landlord grants such consent, such alterations shall be performed in a good and workmanlike manner and in accordance with all applicable requirements of governmental agencies and boards of insurance underwriters having jurisdiction thereover.

Mechanic’s Liens. Section 4.03 – In the event that any mechanic’s lien is filed against the Demised Premises as a result of additions, alterations, repairs, installations or improvements made by Tenant, or any other work or act of Tenant, Tenant shall discharge same within ten (10) days from the filing thereof, or within said the (10) day period post a bond with a reputable bonding company authorized to do business in New Jersey indemnifying and saving harmless Landlord and the Master Lessor from any and all loss arising therefrom. In the event Tenant shall fail to discharge said mechanic’s lien, or to post a bond therefor as hereinabove provided, then and in that event Landlord may, at its option, bond or pay said lien claim without inquiring into the validity thereof and such amount shall be payable by Tenant as additional rental at such times as the next monthly installment of rent shall be payable.

Tenant’s Installations. Section 4.04 – Provided Tenant complies with all of the laws, orders, rules and regulations of the governmental authorities having jurisdiction thereof and the local board of fire underwriters, or any other similar body, and provided further Tenant is not in default under any of the terms, covenants or conditions of this Lease, Tenant shall have the right, at its own cost for the proper conduct of Tenant’s business, except that the Landlord’s prior consent shall be required for any installation requiring structural alterations or changes to the Demised Premises. Subject to the provisions of this Article, any and all machinery and equipment, except electrical fixtures, installed by Tenant shall remain personalty notwithstanding the fact that it may be affixed or attached to the realty, and shall, during the term hereof belong to and be removable by Tenant, provided, that (a) Tenant shall remove said installations prior to the Expiration Date, and (b) Tenant shall repair any damage caused by said removal.

The aforementioned Tenant’s property remaining with the Demised Premises after the Expiration Date and after Tenant is no longer in possession of the Demised Premises shall, at Landlord’s option, either (i) become the property of Landlord, free and clear of any claim by Tenant or any person claiming through Tenant, or (ii) be removed and disposed of by Landlord, at Tenant’s cost and expense, without further notice to or demand upon Tenant. Machinery, fixtures, chattels or equipment, if any, furnished or installed by Tenant, the cost of which was borne by Landlord, shall become the property of Landlord upon payment therefor by Landlord or reimbursement of Tenant by Landlord, as the case may be, and shall not be removed by Tenant.

Entry prior to Commencement Date. Section 4.05 – The Tenant may enter the Demised Premises prior to the Commencement Date to take measurements and perform such work as it is required to perform hereunder, provided such entry shall not interfere with any work being done by the Landlord. Any access or possession by Tenant prior to the Commencement Date shall be at Tenant’s sole risk and subject to all of the terms, covenants, conditions and other provisions hereof, including but not limited to Section 4.06 of this Article, but excepting the payment of rent. The foregoing privilege shall not be deemed to be a rent concession for any period after the Commencement Date or any renewals or extensions of the term hereof.

Insurance Covering Tenant’s Work. Section 4.06 – Tenant shall not make any alterations, additions, repairs, improvements or installations, or perform any other work to or on the Demised Premises pursuant to any provision of this Lease unless prior to the commencement of such work, Tenant shall obtain public liability and workmen’s compensation insurance to cover every contractor to be employed. Such policies shall be non-cancellable without ten (10) days notice to Landlord and in amounts and companies reasonably satisfactory to Landlord. Prior to the commencement of such work, Tenant shall deposit duplicate originals or certificates of such insurance policies with Landlord.

ARTICLE V – REPAIRS, COMPLIANCE, SURRENDER

Repairs by Landlord. Section 5.01 – Landlord shall, upon reasonable notice from Tenant, make necessary structural repairs to the exterior walls and any load bearing interior walls and shall keep in good order, condition and repair the exterior foundations, down spouts, gutters and roof of the Building containing the Demised Premises and the plumbing and sewage system outside of said building (but excluding all windows), except for any damage caused by any act, omission or negligence of Tenant, its employees, agents, invitees, licensees or contractors.

Repairs and Maintenance by Tenant. Section 5.02 – Except for the repairs the Landlord is obligated to make hereunder, Tenant shall make all repairs to the Demised Premises necessary or desirable to keep the Demised Premises in good order and repair and in a safe, dry and tenantable condition. Without limiting the generality of the foregoing, Tenant is specifically required to make repairs (1) to the portion of any pipes, lines, ducts, wires or conduits contained within the Demised Premises (2) to the glass windows, the glass portion of doors and any fixtures or appurtenance composed of glass (3) to the building of which the Demised Premises form a part when repairs to such building are necessitated by any act or omission of Tenant, its agents, employees, invitees or contractors, or the failure of Tenant to perform its obligations under this Lease. The Tenant shall keep the premises in a clean and sanitary condition, free from vermin and escaping offensive odors.

Approval of Landlord of Repairs and Alterations. Section 5.03 – If any repair or alterations required or permitted to be performed by Tenant under any provision of this Lease shall cost in excess of One Thousand ($1,000) Dollars, same shall not be commenced until plans and specifications therefore shall have been submitted to, and approved by Landlord. Such work shall then be performed in accordance with such approved plans and specifications. Any work performed by Tenant shall, irrespective of cost, be subject to the Landlord’s inspection and approval after completion to determine whether the same complies with the requirements set forth in this Lease, unless such work shall have been performed by a person theretofore explicitly approved of by Landlord.

Compliance with Laws. Section 5.04 – The Tenant agrees promptly to observe and comply with all present and future laws, ordinances, rules requirements and regulations affecting the Demised Premises, or the use and occupancy hereof, or any appurtenance thereto, of any Federal, State, County, City or any other governmental agency and of any or all of their respective several departments, offices and bureaus having jurisdiction thereof.

Fire Insurance Rate. Section 5.05 – Tenant agrees, at is own cost and expense, to comply with all the rules and regulations of any fire insurance rating organization having jurisdiction, or any similar body affecting the Demised Premises. If from time to time, as a result of, or in connection with any failure by Tenant to comply with the provisions of the preceding sentence, or any act of omission or commission by Tenant, its employees, agents, contractors or licensees, or as a result of or in connection with the use to which the Demised Premises are put by Tenant (notwithstanding that such use may be for the purposes hereinbefore permitted or that such use may have been consented to by Landlord), the fire insurance rate(s) applicable to the Demised Premises, or the building in which the same are located, or any other premises in said building or in the Center and/or to the contents in any or all of the aforesaid properties, shall be higher than that which would be applicable for the lease hazardous type of occupancy legally permitted therein, Tenant agrees that it will pay to Landlord, on demand, as additional rent, such portion of the premiums for all fire insurance policies in force with respect to the aforesaid properties and the contents of any occupant thereof as shall be attributable to such higher rate(s).

If Tenant installs any electrical equipment that overloads the lines in the Demised Premises or the building in which the Demised Premises are located, Tenant shall, at its own cost and expense, make whatever changes are necessary to comply with the requirements of the board of fire insurance underwriters or any similar body and any governmental authority having jurisdiction thereof. For the purposes of this Section, any finding or schedule of the fire insurance rating organization having jurisdiction thereof shall be deemed to be conclusive.

Emergency Repairs. Section 5.06 – If in an emergency it shall become necessary to make promptly any repairs or replacements required to be made by Tenant, the Landlord may, but shall not be obligated to, reenter the Demised Premises and proceed forthwith to have such repairs or replacements made and pay the cost thereof. The Tenant agrees to pay the Landlord the cost of such repairs on demand if not so paid Landlord may add such sums to the installment of rent next falling due.

Surrender of Premises. Section 5.07 – On the Expiration Date, Tenant shall quit and surrender the Demised Premises broom clean, in good condition and repair (reasonable wear and tear and fire or standard extended coverage perils excepted), together with all alterations, fixtures, installations, additions and improvements which may have been made in, or attached on or to the Demised Premises, except as provided in Article IV, Section 4.04.

ARTICLE VI – SERVICES, UTILITIES AND PARKING

Electric Services. Section 6.01 – (a) See rider attached hereto and made part hereof.

(b) On or before the Commencement Date, Tenant, at its sole cost and expense, shall cause an electric meter to be installed for the Demised Premises and shall maintain same and pay for all electric service and charges as measured thereby. Tenant further agrees to indemnify and save harmless Landlord from any and all claims and losses arising from the installation and maintenance of electric service. Landlord shall not in any manner whatsoever be liable to Tenant for any loss or expense which Tenant may sustain or incur if either the quantity or quality of electric service is changed or is no longer available or suitable for Tenant’s requirements. Tenant’s use of electric current shall not exceed the capacity of such service as is supplied to the Tenant under sub-section (a) above or is presently existent.

(c) In the event that Tenant requires additional installations beyond that originally supplied, any installation required therefor shall be made by the Tenant at its own expense and the Tenant agrees to pay all charges by Public Service or such other public utility supplying electricity in the area In which the Demised Premises are located, for any additional work required by reason of such added requirements, including by not limited to transformers and transformer mats, chain link fencing, window protection, poles, etc.

(d) Tenant shall not do nor permit to be done any electrical work in and about the Demised Premises unless it shall first have submitted plans and specifications therefor to Landlord, and Landlord shall have consented to same. Any such work shall be performed by a duly licensed electrician and in full compliance with all codes, ordinances, rules and regulations of the City of Elizabeth, New Jersey, and any governmental department or division having jurisdiction. Promptly after completion of such work, Tenant will deliver to the Landlord a certificate of the Board of Fire Underwriters or similar organization having jurisdiction.

(e) Prior to Commencement Date, Landlord shall have the right to enter the Demised Premises and remove all electrical equipment, fixtures, transformers, conduits and wiring presently therein and not specifically designated in this Lease to remain. All of the electrical items which are provided hereunder to remain are the property of the Landlord, and shall not be removed at any time unless permission is granted by the Landlord in writing. Notwithstanding anything to the contrary, upon the Expiration Date, all electrical items whether installed by Tenant or presently therein and left to remain by the Landlord shall be the property of the Landlord, and Tenant agrees to have them turned over in god working condition.

Heat. Section 6.02 – Provided Tenant is not in default hereunder, Landlord shall furnish WAREHOUSE HEAT to the Demised Premises from 8:00 A.M. to 5:00 P.M., MONDAY THROUGH FRIDAY ------- Landlord shall in no event be liable to Tenant for any loss, expenses or damage arising from any interruption or failure of such service, but Landlord agrees to use due diligence after notice from Tenant to effect the resumption thereof.

Water Charges, Sewer Rent. Section 6.03 – Landlord may (i) install a water meter at Tenant’s expense, or (ii) require Tenant to install such water meter at Tenant’s expense. Tenant shall keep such meter and any installation equipment in good order and repair. See Rider Article XIX attached hereto and made a part hereof.

Supervisor’s Service. Section 6.04 – Landlord shall provide the Demised Premises with either watchmen service or sprinkler alarm service, at its election. Tenant shall pay to Landlord in equal monthly installments as additional rent its proportionate share of the cost thereof. Tenant’s proportionate share shall be a fraction of Landlord’s cost therefor, the denominator of which fraction shall be the total area of floor space being so serviced and the numerator shall be the area contained within the Demised Premises.

In the event Landlord elects to provide watchmen service as aforesaid, and gives notice of such election, Tenant agrees to provide a set of keys to the Demised Premises to the Landlord for use in connection with such service, provided that any such watchman service shall be performed by a reputable detective agency and the employees of such agency performing such services shall be bonded. If Tenant shall fail to comply with the foregoing, Tenant shall be required to pay to Landlord or any other tenant of the Port-Side Industrial Center any increases in insurance rates which may be imposed as a result of Tenant’s failure to comply. Landlord shall be in no way responsible for loss or damage due to failure or inadequacy of such watchman or sprinkler service.

Common Parking Area. Section 6.05 – Tenant shall have the non-exclusive privilege to use such common parking areas of the Center for the parking of Tenant’s motor vehicles as may be made available from time to time by Landlord, in common with others to whom Landlord may grant such privilege provided such motor vehicles shall not obstruct or otherwise interfere with the loading platforms of any other tenant.

See Rider Article XXX attached hereto and made a part hereof.

ARTICLE VII – ASSIGNMENT OR SUBLET

The Tenant shall not transfer, assign or sublet this Lease or the Tenant’s interest in and to the Demised Premises without first procuring the written consent of the Landlord, and any attempted transfer, assignment or subletting without such written consent shall be void and confer no rights upon any third person. No such assignment or subletting shall relieve Tenant of any obligations herein. The consent by Landlord to any transfer, assignment or subletting shall not be deemed a waiver on the part of the Landlord of any requirement of consent to any future transfer, assignment or subletting.

ARTICLE VIII– SUBORDINATION

This Lease is subject and subordinate to all mortgages which may now or hereafter affect the Demised Premises, Landlord’s interest therein, or the real property of which the Demised Premises form a part, and to all renewals, modifications, consolidations, replacements and extensions thereof. This clause shall be self-operative and no further instrument of subordination shall be required by any mortgagee. In confirmation of such subordination, Tenant shall execute promptly any certificate that Landlord may request. Tenant herby irrevocably constitutes and appoints Landlord the Tenant’s attorney-in-fact to execute any such certificate or certificates for and on behalf of the Tenant.

ARTICLE IX – TENANTS CERTIFICATE

Tenant shall, without charge at any time and from time to time within ten (10) days after request by Landlord, certify by written instrument, duly executed, acknowledged and delivered, to any mortgagee, assignee of any mortgagee or purchase, or any proposed mortgagee, assignee of any mortgagee or purchase, or any other person, firm or corporation specified by Landlord, to the effect that (a) Tenant is in possession of the Demised Premises, (b) this Lease is unmodified and in full force and effect (or if there has been modification, that the same is in full force and effect as modified and setting forth such modification), (c) whether or not there are then existing set-offs or defenses against the enforcement of any of the terms, covenants, conditions or other provisions hereof upon the part of the Tenant to be performed or complied with (and if so, specifying the same) and (d) the dates, if any, to which any rent or other charges have been paid in advance.

ARTICLE X – DESTRUCTION

Rent Abatement. Section 10.01 – In the event that the whole or any portion of the Demised Premises is damaged or destroyed by fire or other casualty not caused by the fault or neglect of Tenant, its employees, agents, contractors or invitees, and this Lease is not terminated pursuant to any provisions of this Article, rent shall abate from the date of such occurrence in the proportion that the portion of the Demised Premises so damaged or destroyed, bears to the entire area contained within the Demised Premises until such Demised Premises, or portion thereof shall be rebuilt or repaired as provided herein. In the event such fire or other casualty is caused by the fault or neglect of Tenant, its employees, agents, contractors or invitees, rent shall not abate. Landlord shall have no obligation to rebuild or repair the Demised Premises except as provided herein.

Option to Terminate. Section 10.02 – If all or a substantial portion of the Demised Premises, or the building of which the Demised Premises are a part, or of the Center shall be damaged or destroyed by fire or other casualty, this Lease shall not be terminated, except that the Landlord shall have the option to terminate this Lease upon giving notice to such termination within the one hundred twenty (120) days following such occurrence. Tenant hereby waives all rights it may have by reason of damage or destruction to the Demised Premises by reason of fire or other casualty pursuant to any presently existing or hereafter enacted statute or other law.

Obligation to Rebuild. Section 10.03 - In the event less than all or a substantial portion of the Demised Premises is damaged by fire or other casualty insurable under a standard fire insurance policy with approved standard extended coverage endorsements, Landlord shall within a reasonable time after such occurrence repair or rebuild such premises to their condition immediately prior to such occurrence. Landlord shall not be obligated to expend in such repair or rebuilding, any sums greater than the proceeds of any such insurance policy carried by Landlord.

Waiver of Subrogation. Section 10.04 – Landlord and Tenant each hereby release the other, its officers, directors, employees and agents, from any and all liability or responsibility (to the other or anyone claiming through or under them by way of subrogation or otherwise) for any loss or damage to property caused by fire or any of the extended coverage casualties, even if such fire or other casualty shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible, provide, however, that this release shall be applicable and in force and effect only with respect to loss or damage occurring during such time as the releasor’s policies shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of the releasor to recover thereunder. Landlord and Tenant each agree that its policies will include such a clause or endorsement so long as the same shall be obtainable without extra cost, or if extra cost shall be charged therefore, so long as the other party pays such extra costs. If extra cost shall be chargeable therefor, each party shall advise the other thereof and of the amount of the extra cost, and the other party, at its election, may pay the same, but shall not be obligated so to do.

ARTICLE XI – CONDEMNATION

Total or Substantial Partial Condemnation. Section 11.01 – If the whole of the Demised Premises shall be taken by any public or quasi-public authority under any statue or by right of eminent domain, or by private purchase in lieu thereof, then this Lease shall automatically terminate as of the date the possession shall be taken. If less than the whole but a substantial portion of the building, of which the Demised Premises form a part or a substantial portion of the Center, shall be so taken, Landlord may at its option terminate this Lease by giving notice to Tenant within six (6) months of the date of such taking.

Restoration. Section 11.02 – If a portion of the Demised Premises shall be so taken and this Lease shall not terminate or be terminated under the provisions of Section 11.01 hereof, the rent shall be reduced in the proportion that the area so taken bears to the entire area contained within the Demised Premises and Landlord shall, at its own cost and expense, restore the remaining portion of the Demised Premises to the extent necessary to render same reasonably suitable for the purposes herein demised. Landlord shall not be obligated to expend in such restoration any sums greater than the proceeds of its condemnation award.

Disposition of Proceeds. Section 11.03 – All compensation awarded or paid upon such a total or partial taking of the Demised Premises, or of Tenant’s leasehold interest, shall belong to and be the property of Landlord, without any participation by Tenant; Tenant hereby assigns to Landlord any share of such award which may be awarded to it.

ARTICLE XII – INDEMNITY, NON-LIABILITY OF LANDLORD

Indemnity, Liability Insurance. Section 12.01 – Tenant agrees to indemnify and save Landlord and the lessor of the Master Lease harmless from and against any and all claims arising during the term of this Lease for damages or injuries to goods, wares, merchandise and property and/or for any personal injury or loss of life in, upon or about the Demised Premises, the appurtenances thereof, and any sidewalks adjoining the Demised Premises, except such claims as may be the result of the negligence of Landlord, its agents, employees or contractors, or the failure of Landlord to perform any of its obligations hereunder.

See Rider Article XXVI hereto and made a part hereof.

Non-Liability of Landlord. Section 12.02 –Landlord shall not be responsible for or liable to Tenant for any loss or damage that may be occasioned by the acts or omissions of persons occupying any space adjacent to or adjoining the premises, or any part thereof, or for any loss or damage resulting to Tenant or its property from water, gas, steam, fire or the bursting, stoppage, or leakage of sewer pipes, provided such loss or damage is not occasioned by the willful negligence of Landlord.

Inability to Perform. Section 12.03 – Landlord shall not be required to carry out any of its obligations hereunder, or be liable for loss or damage for failure so to do, nor shall the Tenant be released from any of its obligations hereunder, where such failure arises (a) from or through Acts of God, lockouts, differences among or with its workmen, explosions, sabotage, accidents, riots, civil commotions, acts of war, results of any warfare or warlike conditions in this or any foreign country; (b) because of any or all governmental decrees, orders, request, regulations or statutes; or (c) any cause beyond the reasonable control of Landlord not enumerated herein, whether or not such cause shall be similar to any of the specifications of excuse hereinbefore stated.

If Landlord is so delayed or prevented from performing any of its obligations during the term of this Lease, the period of such delay or such prevention shall be deemed added to the time herein provided for the performance of any such obligation.

Brokerage. Section 12.04 –

See Rider Article XXXII attached hereto and made a part hereof.

ARTICLE XIII – RESTRICTIONS ON TENANT, RULES AND REGULATIONS

Restrictions on Tenant. Section 13.01 –

(a) Trash – Tenant shall store and dispose of all trash and garbage in suitable containers and locate same as Landlord designates from time to time. Tenant shall not burn any paper, trash or garbage in or about the Demised Premises.

(b) Floor Load – Tenant shall not overload any floor in the Demised Premises.

(c) Plumbing Facilities – Tenant shall not use or permit others to use any plumbing facilities in the Demised Premises for any purpose other than that for which they were constructed or to dispose of any damaging or injurious substance or any grease or garbage therein.

(d) Obstructions - Tenant shall not obstruct, or permit others to obstruct any entrances to the building or the halls and stairs or loading facilities thereof.

(e) Exterior Walls – The Tenant shall not place signs on the exterior walls of the building in which the Demised Premises are located or use such exterior walls for any purpose whatsoever.

(f) Food and Beverages –Tenant Covenants that neither it nor any subtenant, employee or licensee will prepare, dispense or distribute food or beverages of any kind (hot or cold), candy, chewing gum, or cigarettes, in or about the Demised Premises, whether for sale, or for distribution without charge.

Rules and Regulations. Section 13.02 – Landlord may from time to time promulgate reasonable rules and regulations for the health, safety and welfare of all the tenants of the Center, including but not limited to use of any common areas and facilities, and Tenant agrees that such rules and regulations shall, upon notice to Tenant automatically be incorporated herein as if dully set forth.

ARTICLE XIV – DEFAULTS, REMEDIES

Default. Section 14.01 – This Lease is subject to the limitations that if, at any time during the term, any one or more of the following events (hereinafter called an “event of default”) shall occur:

(a) if the Tenant, or any guarantor of Tenant’s obligations hereunder, shall make an assignment for the benefit of its creditors; or

(b) if any petition shall be filed by or against Tenant or such guarantor, in any court, whether or not pursuant to any statue of the United States or of any state, in any bankruptcy, reorganization, composition, extension, arrangement or insolvency proceedings, and the Tenant or such guarantor, shall thereafter be adjudicated bankrupt, or such petition shall be approved by the court, or the court shall assume jurisdiction of the subject matter, or if such proceedings shall not be dismissed, discontinued or vacated within forty-five (45) days; or

(c) if, in any proceeding, a receiver or trustee shall be appointed for all or any portion of the Tenant’s or such guarantor’s property, and such receivership or trusteeship shall not be vacated or set aside within forty-five (45) days after the appointment of such receiver or trustee; or

(d) if the Tenant shall refuse to take possession of the Demised Premises at the Commencement Date, or shall vacate the Demised Premises and permit the same to remain unoccupied and unattended; or

(e) if the Tenant shall assign, mortgage or encumber this Lease, or sublet the whole or any part of the Demised Premises, otherwise than as expressly permitted hereunder; or

(f) if the Tenant shall fail to pay any installment of rent, additional rent, or any other charge required to be paid by Tenant hereunder, when the same shall become due and payable, and such failure shall continue for five (5) days after notice thereof from the Landlord to the Tenant; or

(g) if the Tenant shall fail to perform or observe any other requirement of this Lease (not hereinbefore specifically referred to) on the part of the Tenant to be performed or observed, and such failure shall continue for twenty (20) days after notice thereof from the Landlord to the Tenant;

then, upon the happening of any one or more of the aforementioned events of default, the Landlord may give to the Tenant a notice (hereinafter called “notice of termination”) of intention to end the term of this Lease at the expiration of five (5) days from the date of service of such notice of termination, and at the expiration of such five (5) days, this Lease and the term hereof, as well as all of the right, title and interest of the Tenant, hereunder, shall wholly cease and expire, and the Tenant shall then quit and surrender the Demised Premises to the Landlord, but the Tenant shall remain liable as hereinafter provided.

Landlord’s Reentry. Section 14.02 – If this Lease shall be terminated as herein provided, the Landlord, or its agents or servants, may immediately or at any time thereafter reenter the Demised Premises and remove therefrom the Tenant, its agents, employees, servants, licensees, and any subtenants and other persons, firms or corporations, and all or any of its or their property therefrom, either by summary dispossess proceedings or by any suitable action or proceeding at law or by force or otherwise, without being liable to indictment, prosecution or damages therefor, and repossess and enjoy said premises, together with all additions, alterations and improvements thereto, and the Landlord shall be entitled to the benefits of all provisions of law respecting the speedy recovery of lands and tenements held over by the Tenant, or proceedings in forceable entry and detainer.

Deficiency After Prior Termination or Abandonment. Section 14.03 – In case of reentry, repossession or termination of this Lease prior to the Expiration Date hereof, as herein provided, whether the same is the result of the institution of summary or other proceedings or not, the Tenant shall remain liable for rent, additional rent and all other charges provided for herein for the period subsequent to re-entry, repossession or termination, for the balance of the term thereof.

The Tenant shall further be liable for the expenses to which Landlord may be put in re-entering the Demised Premises, repossessing itself thereof, making good any default suffered by Tenant, painting, altering or dividing the Demised Premises or combining same with any adjacent space for any new tenant, putting the same in proper repair, and protecting and preserving the same by placing therein watchman and caretakers, reletting the same (including attorney’s fess and disbursements, marshall’s fees, brokerage fees, in so doing), less the net avails of reletting, if any there be, and Tenant agrees to pay any deficiency to Landlord, at the end of each and every month. Any suit brought by the Landlord to enforce collection of such deficiency for any one month shall not prejudice the Landlord’s right to enforce the collection of any further deficiency for any subsequent month.

The Landlord may, if it sees fit so to do, relet the whole or any part of said Demised Premises for the whole of such unexpired period of this Lease, or longer, or from time to time for shorter period, for any rental then obtainable, giving such concessions of rent and making such special repairs, alterations, decorations and painting for any new tenant as it may in its sole discretions deem advisable. Tenant’s liability as aforesaid shall survive the institution of summary proceedings and the insurance of any warrant thereunder.

Waiver of Right of Redemption. Section 14.04 – The Tenant hereby expressly waives, for itself and all persons claiming under it any right of redemption under any present or future law in case the Tenant shall be dispossessed for any cause, or in case the Landlord shall obtain possession of the Demised Premises as herein provided.

Waiver of Trial by Jury. Section 14.05 – The Tenant further waives all right to trial by jury in any action, proceeding or counterclaim by either the Landlord or the Tenant against the other on matters arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, the Tenant’s use or occupancy of the Demised Premises and/or any claim in injury or damage.

Injunction. Section 14.06 – In addition to other remedies in this Lease provided, and anything contained herein to the contrary notwithstanding, the Landlord shall be entitled to the restraint by injunction of any violation or attempted or threatened violation, of any of the terms, covenants, conditions or other provisions of this Lease.

Landlord’s Right to Perform for Account of Tenant. Section 14.07 – If the Tenant shall default in the performance of any covenant on its part to be performed, or shall fail to make any payment herein provided for, the Landlord may, at any time thereafter, upon ten (10) days’ notice, perform the same for Tenant or make any such payment; provide, however, that the Tenant has not, within the said ten (10) day period, corrected any such default or made any such payment. Except, however, no such notice shall be required for emergency repairs which are provided for in Article V, Section 5.06. the Tenant further agrees to repay, with interest, on demand, to the Landlord the amount so paid, expended, or incurred by the Landlord, and if not so repaid, any such amount shall, at the option of the Landlord, be added to and become a part of the monthly installment of rent next falling due.

Cumulative Remedies. Section 14.08 – the specified remedies to which the Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which the Landlord may be entitled by law in case of any breach or threatened breach by the Tenant of any provisions of this Lease.

ARTICLE XV – SECURITY

Tenant hereby deposits the sum of $20,000.00 with the Landlord, receipt of which is hereby acknowledged, as security for the full and faithful performance by the tenant of each and every term, covenant and condition of this Lease. In the event that the Tenant defaults in respect to any of the terms, provisions, covenants and conditions of this Lease, including but not limited to payment of rent and additional rent, the Landlord may use, apply or retain the whole or any part of the security so deposited for the payment of any rent and additional rent in default or for any other sum which the Landlord may expend or be required to expend by reason of the Tenant’s default, including any damages or deficiency in the reletting of the premises, whether such damage or deficiency accrue before or after summary proceedings or other re-entry by the Landlord. In the event that the Tenant shall fully and faithfully comply with the terms, provisions, covenants and conditions of this Lease, the security or any balance thereof shall be returned to the Tenant after the Expiration Date. The Tenant shall not be entitled to any interest on the aforesaid security. In the absence of evidence satisfactory to the Landlord of any assignment of the right to receive the security, or the remaining balance thereof, the Landlord may return the security to the original Tenant, regardless of one or more assignments of the Lease itself. In the event of a bona fide transfer of the Landlord’s interest under the Master Lease, the Landlord shall have the right to transfer the security to the transferee thereof for the benefit of the Tenant and Landlord shall be considered released by the Tenant from all liability for the return of such security; and the Tenant agrees to look to the new landlord solely for the return of the said security, and it is agreed that this shall apply to every transfer or assignment made of the security to a new landlord. The security deposited under this lease shall not be mortgaged, assigned or encumbered by the Tenant without the written consent of the Landlord. The issuance of a warrant and the re-entering of said premises by the Landlord for any default on the part of the Tenant prior to the Expiration Date shall not be deemed such a termination of this Lease as to entitle the Tenant to the recovery of the said security.

ARTICLE XVI – COVENANT OF QUITE ENJOYMENT

The Landlord covenants that the Tenant upon paying the rent herein reserved and performing the terms, covenants, conditions and other provisions herein contained on its part to be performed, shall at all times during the term herein, and any extensions or renewals thereof, peaceably and quietly have, hold and enjoy the said Demised Premises, without any interruption or disturbance from the Landlord, subject to the terms of this Lease.

ARTICLE XVII – RIGHT OF ACCESS

Right of Access. Section 17.01 – The Landlord may but shall not be obligated to during any reasonable time or times, enter upon the Demised Premises (with men and materials, if required) for the purpose of: (a) inspecting the same; (b) making such repairs, replacements or alterations which it may be required to perform as herein provided or which it may deem desirable either for the Demised Premises or the building of which they form a part; (c) showing the Demised Premises to prospective purchasers or lessees of the Center and (d) showing the Demised Premises to prospective lessees of the Demised Premises during the last year of the term.

Easement for Pipes. Section 17.02 – Tenant shall permit Landlord to erect, use, maintain and repair pipes, cables, conduits, plumbing, vents and wires, in, to and through the Demised Premises, as and to the extent that Landlord may now or hereafter deem to be necessary or appropriate for the proper operation and maintenance of the building in which the Demised Premises are located or any other portion of the Center.

ARTICLE XVIII – INTERPRETAION AND NOTICES

Provisions are Covenants. Section 18.01 – Every term, condition, agreement or provision contained in this Lease which imposes an obligation on Tenant, shall be deemed to be also a covenant by Tenant.

Definition of Landlord. Section 18.02 – The term “Landlord” as used in this Lease means only the owner for the time being of the leasehold estate demised by the Master Lease, so that in the event of any transfer or assignment of Landlord’s interest in said Master Lease or in the event any leasehold mortgagee becomes vested with the ownership of the leasehold estate, then the Landlord whose interest is thus assigned or transferred shall be and hereby is entirely freed and relieved of all agreements, covenants and obligations of Landlord hereunder, and it shall be deemed and construed without further agreement between the parties and such assignee or leasehold mortgagee that the transferee of such leasehold interest has assumed and agreed to observe and perform any and all agreements, covenants and obligations of Landlord hereunder.

If the Landlord or any successor in interest shall be an individual, joint venture, tenancy in common, firm or partnership, general or limited, it is specifically understood and agreed that there shall be no personal liability on such individual, or the member of that firm, partnership, or joint venture in respect to any of the covenants or conditions of this Lease, and the Tenant shall look solely to the interest of the Landlord in the Center for the satisfaction of the remedies of the Tenant in the event of a breach by the Landlord of any of the terms, covenants and conditions of the Lease to be performed by the Landlord.

No Waiver. Section 18.03 – The failure of the Landlord to insist in any one or more cases upon the strict performance of any of the terms, covenants, conditions or other provisions of this Lease, or to enforce any of the rules and regulations against the Tenant, or to exercise any option herein contained shall not be construed as a waiver or a relinquishment for the future of any such term, covenant, condition, provision, rule or regulation. No waiver by the Landlord of any term, covenant, condition or other provision of this Lease shall be deemed to have been made unless expressed in writing and signed by the Landlord.

Receipt of Payments. Section 18.04 – A receipt and acceptance by the Landlord of rent or any other payment, or the acceptance of performance of anything required by this lease to be performed, with knowledge of default in any term, covenant, condition or other provisions of this Lease, shall not be deemed a waiver of such default, nor shall any such acceptance of rent in a lesser amount than as herein provided for (regardless of any endorsement on any check, or any statement in any letter accompanying any payment of rent) operate or be construed either as an accord and satisfaction or in any manner other than as a payment on account of the earliest rent then unpaid by the Tenant.

No Oral Changes. Section 18.05 – This Lease may not be changed or terminated orally, but only by agreement in writing signed by the parties hereto.

Invalidity of Particular Provisions. Section 18.06 – if any term, covenant, condition or other provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant, condition or other provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term, covenant, condition or other provision of this Leases shall be valid and be enforced to the fullest extent permitted by law.

Notices. Section 18.07 – Any notice, demand, or request for consent or any other communication which is permitted, or which shall be required to be given by either party to the other, shall be in writing, and shall be served upon the party to whom it shall be directed by sending the same postpaid through the United States Post Office, by registered or certified mail, addressed to such party at the address above given, or at such other address as such party may from time to time designate in accordance with the provisions hereof.

Captions and Headings. Section 18.08 – The captions and headings throughout this Lease are for the convenience and reference only and the words contained therein shall in no way be held or deemed to define, limit, describe, explain, modify, amplify or add to the interpretation, construction or meaning of any provision of or the scope or intent of this Lease, nor in any way affect this Lease.

Pronouns. Section 18.09 – The use of the words “it” and “its” in this Lease when referring to the Tenant shall be construed to be a proper reference even though Tenant herein may be a partnership, a corporation, an individual or two or more individuals.

SEE RIDER ATTACHED HERETO AND MADE A PART HEREOF.

If there is any conflict between the Standard Portion of this Lease and the Rider provisions, then the Rider provisions shall govern to the extent of such conflict to determine the party’s intent.

In Witness Whereof, the parities hereto have set their hands and seal this _28th day of November 2022.

Witnesses for Tenant:	MDC Warehousing and Distribution, Inc., as Tenant

/s/	By: /s/ Dina L Masi
Print Name	Dina Masi, CFO

Witnesses for Landlord:	Elizabeth Industrial Park, LLC, as Landlord

/s/ Michael Fremder	By: /s/ Michael Palin
Print Name Michael Fremder, Controller of Palin Enterprises	Print Name & Title Michael Palin, Owner

This Rider is attached to and forming a part of the Lease dated November 22, 2022, between Elizabeth Industrial Park, LLC (hereinafter referred to as "Landlord") and MDC Warehousing and Distribution, Inc. (hereinafter referred to as "Tenant").

ARTICLE XIX: OPERATING EXPENSES

Effective as of the Commencement Date, and continuing through the Term of the Lease, including any extensions or renewals thereof, the Tenant agrees to pay to the Landlord monthly, as Additional Rent, its Pro-Rata Share of the Landlord’s Operating Expenses, including any and all increases, but in no way is limited to the annual cost of the following:

A.          The real estate taxes and assessments applicable to the Center.

B.          The costs of oil, gas, steam or similar heating fuels used by the Landlord for heating the Center.

C.          The gross salaries and wages; related benefits; and payroll taxes paid to Landlord’s watchman personnel or the amounts paid to independent contractors used to furnish such services.

D.          The cost of all rent, casualty, liability, property damage, umbrella, indemnification, multi-risk and other insurance covering the Landlord and/or all or any portion of the Center.

E.        The cost of water, sewer charges, sewerage disposal systems or any other rent, levy or charge imposed in connection with the use, consumption or supply of water, the water system or sewerage or sewerage connection system.

F.          The cost of removing snow from the Center.

G.          The costs associated with the upkeep and maintenance of the Center.

The Landlord and Tenant agree that the Tenant’s Pro-Rata Share of the Landlord’s Operating Expenses for the Demised Premises shall not be less than ONE THOUSAND THREE HUNDRED AND 00/100 DOLLARS ($1,300.00) per month, due and payable to Landlord on the first (1st) day of each month.

ARTICLE XX: CONDITION OF PREMISES

The following shall be added to, and made a part of Article IV, Section 4.01:

Effective as of the Commencement Date, Tenant accepts the Premises in an “as is” condition, except as specified in Exhibit “B” attached hereto.

ARTICLE XXI: LEASE NOT BINDING UNLESS EXECUTED

Submission by Landlord of the within Lease for execution by Tenant shall confer no rights nor impose any obligations on either party unless and until both Landlord and Tenant shall have executed this lease and duplicate originals thereof shall have been delivered to the respective parties.

The Tenant acknowledges that the Premises is currently leased by Landlord to a tenant other than MDC Warehousing and Distribution, Inc.

The Landlord and Tenant agree that this Lease is contingent upon the Landlord obtaining the actual possession of the Premises and shall not be deemed effective until possession is so obtained. The Landlord shall have the right to deliver possession of the Premises up to January 1, 2023, and if possession is not delivered by such date then either party may terminate this Lease by notifying the other party in writing, via registered mail with return receipt requested, in which event, Landlord shall refund the Security Deposit to Tenant, and neither party shall have any further liability to the other.

Landlord shall in no way be liable to Tenant if Landlord is unable to deliver possession of the Demised Premises to Tenant.

ARTICLE XXII: BASIC RENT

A. For the period commencing December 1, 2022, and continuing through November 30, 2023, the Basic Rent shall be NINE THOUSAND NINE HUNDRED AND 00/100 DOLLARS ($9,900.00) per month, due and payable to Landlord on the first (1st) day of each month.

B. For the period commencing December 1, 2023, and continuing through November 30, 2024, the Basic Rent shall be TEN THOUSAND TWO HUNDRED AND 00/100 DOLLARS ($10,200.00) per month, due and payable to Landlord on the first (1st) day of each month.

C. For the period commencing December 1, 2024, and continuing through November 30, 2025, the Basic Rent shall be TEN THOUSAND FIVE HUNDRED AND 00/100 DOLLARS ($10,500.00) per month, due and payable to Landlord on the first (1st) day of each month.

D. For the period commencing December 1, 2025, and continuing through November 30, 2026, the Basic Rent shall be TEN THOUSAND EIGHT HUNDRED AND 00/100 DOLLARS ($10,800.00) per month, due and payable to Landlord on the first (1st) day of each month.

E. For the period commencing December 1, 2026, and continuing through November 30, 2027, the Basic Rent shall be ELEVEN THOUSAND TWO HUNDRED AND 00/100 DOLLARS ($11,200.00) per month, due and payable to Landlord on the first (1st) day of each month.

ARTICLE XXIII: PAYMENT OF RENT

1.          Tenant covenants to pay all Basic Rent and Additional Rent when due, without any setoff, deduction or demand whatsoever, except as otherwise permitted in this Lease. Any monies paid or expenses incurred by Landlord to correct defaults in any of the Tenant’s obligations hereunder, after such notice to Tenant as required in this Lease, shall be due and payable to Landlord as Additional Rent. Any Additional Rent provided for in this Lease shall be paid together with the Basic Rent, unless the same shall be required to be paid upon demand as otherwise expressly stated in this Lease. Basic Rent shall be paid or delivered to Landlord at the Landlord Notice Address.

2.          Receipt and acceptance by Landlord of any Basic Rent, Additional Rent or any monies with knowledge of Tenant’s default in any covenant or condition of this Lease shall not be deemed a waiver of such default.

3.          Any installment of Basic Rent or Additional Rent (hereinafter collectively referred to as “Rent”) accruing hereunder, and any other sum payable hereunder by Tenant to Landlord which is not paid on or before the third (3rd) day of the month in which said Rent was due shall bear an administrative fee of ten percent (10%) of such Rent, and the failure to pay such charge, as well as the cost of collecting such unpaid Rent including but not limited to legal fees, shall be a default hereunder. Such charge shall be deemed to be Additional Rent. It is expressly understood and agreed that the foregoing fee is not a penalty, but agreed upon compensation to the Landlord for administrative costs incurred by Landlord in connection with any such late payment. In addition, any amount of Basic Rent or Additional Rent, which is unpaid as of the last day of each month, shall require the payment of interest at the rate of one and one-half percent (1.5%) per month.

ARTICLE XXIV: ASSIGNMENT AND SUBLETTING

The following shall be added to, and made a part of Article VII:

1. Tenant, covenants that it shall not assign, or sublet, or suffer, or permit, the Premises or any part thereof to be used or occupied by others without the prior written consent of Landlord.

2. If Tenant shall, at any time or times during the Term of this Lease, desire to assign this Lease or sublet all or part of the Premises, Tenant shall give notice thereof to Landlord, which notice shall be accompanied by (a) a statement setting forth all of the business terms and conditions of the proposed subletting or assignment. The effective or commencement date of which shall be not less than forty five (45) nor more than one hundred eighty (180) days after the giving of the notice, and (b) a statement setting forth, in reasonable detail, the identity of the proposed assignee or subtenant, the nature of its business, and its proposed use of the Premises, and (c) current financial information with respect to the proposed assignee or subtenant, including, without limitation, its most recent financial report. Landlord may, at its option, either consent to or reject the proposed assignment or sublease, or terminate the Lease, which option may be exercised by Landlord with notice to Tenant at any time within thirty (30) days after the notice has been given by Tenant to Landlord; and during such thirty (30) day period, Tenant shall not assign this Lease nor sublet the Premises.

3. If Landlord exercises its option to terminate this Lease in the event that Tenant desires either to assign this Lease or to sublet the Premises, then this Lease shall end and expire upon the date that such assignment or subletting was to be effective or to commence, as the case may be, and the Basic Rent and Additional Rent shall be paid and apportioned to such date.

4. In the event that Landlord consents to the proposed sublease or assignment pursuant to Paragraph 2, and Tenant delivers to Landlord within fifteen (15) days from the date of Landlord’s consent as set forth in Paragraph 2 above, a conformed or photo static copy of the proposed assignment or sublease, then provided that Tenant is not in default of any of Tenant’s obligations under this Lease, Landlord’s consent to the proposed assignment or sublease shall not be unreasonably withheld or delayed, provided and upon condition that:

(a)         the proposed assignee or subtenant is engaged in a business and the Premises, or the relevant part thereof, will be used in a manner which is limited to the Permitted Use under this Lease;

(b)         the proposed assignee or subtenant, if an individual, is a person of good character, and with sufficient financial worth considering the responsibility involved, and Landlord has been furnished with reasonable proof thereof;

(c)         neither the proposed assignee or sublessee nor any person which, directly or indirectly, controls, is controlled by; or is under common control with, the proposed assignee or sublessee or any person who controls the proposed assignee or sublessee, is then a tenant of Landlord or a tenant of companies affiliated with Landlord;

(d)         the proposed assignee or sublessee is not a person with whom Landlord or Landlord’s affiliates is then negotiating a Lease.

(e)         the form of the proposed sublease shall be in form satisfactory to Landlord and shall comply with the applicable provisions of this Article;

(f)         there shall not be more than one (1) subtenant of the Premises.

5.          Tenant shall reimburse Landlord, as Additional Rent, for any reasonable costs that may be incurred by Landlord in connection with said assignment or sublease, including, without limitation, the costs of making investigations as to the acceptability of the proposed assignee or subtenant, and legal costs incurred in connection with the consideration of any requested consent.

6.                  The sublease shall not provide for an option on behalf of the subtenant thereunder to renew or extend the term of the sublease.

7.         In the event that Tenant fails to execute and deliver the assignment or sublease to which Landlord consented within fifteen (15) days after the giving of such consent, then Tenant shall again comply with all of the provisions and conditions of this Article before assigning this Lease or subletting all or part of the Premises.

8.         Each subletting pursuant to this Article shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this Lease. Tenant shall and will remain fully liable for the payment and the performance of all of the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of Tenant to be performed and for all acts and omissions of any licensee, subtenant. If Landlord shall decline to give its consent to any proposed assignment or sublease, or if Landlord shall exercise its options under Section 2, Tenant shall indemnify, defend and hold Landlord harmless from and against any and all losses, liabilities, damages, costs and expenses, including reasonable counsel fees, resulting from any claims that may be made against Landlord by the proposed assignee, subtenant or any brokers or other persons claiming a brokerage commission or similar compensation in connection with the proposed assignment or sublease.

9.          With respect to each and every sublease or subletting, it is further agreed that:

(a)          no subletting shall be for a term ending later than one day prior to the expiration of this Lease.

(b)         no sublease shall be valid, and no subtenant shall take possession of the Premises or any part thereof, until an executed copy of such sublease has been delivered to Landlord.

10.          Any assignment or transfer shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Landlord an agreement, in form and substance satisfactory to Landlord, whereby the assignee shall assume all of the obligations of this Lease on the part of Tenant to be performed or observed and whereby the assignee shall agree that the provisions contained in this Article (binding upon it in respect of all future assignments and transfers). The original named Tenant covenants that, notwithstanding any assignment or transfer, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of Basic Rent and/or Additional Rent by Landlord from an assignee, transferee, or any other party, the original named Tenant shall remain fully liable for the payment of the Basic Rent and Additional Rent and for the other obligations of this Lease on the part of Tenant to be performed or observed.

11.          If Landlord shall give its consent to any assignment of this Lease or to any sublease, Tenant shall, in consideration therefore, pay to Landlord, as Additional Rent:

(a)          in the case of any assignment, an amount equal to fifty percent (50%) of all sums and other consideration paid to Tenant by the assignee for, or by reason of, such assignment, including all sums paid for the sale or rental of Tenant’s fixtures, leasehold improvements, equipment, furniture, furnishings, or other personal property, less, in the event of a sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant’s federal income tax returns and less reasonable out of pocket expenses; and

(b)          in the case of a sublease of all or part of the Demised Premises, (1) an amount equal to fifty percent (50%) of any rents, additional charges, or other consideration payable under the sublease by the subtenant to Tenant which is in excess of the pro rata portion of the Basic Rent and Additional Rent for the subleased space that Tenant is then paying to Landlord under the provisions of this Lease, and (2) any other profit or gain realized by Tenant from such subletting (including all sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture, or other personal property, less, in the case of the sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns).

The sums payable under this subsection 11 above shall be paid to Landlord as and when payable by the assignee or subtenant, as the case may be, to Tenant.

12.         If Tenant and/or its shareholders transfers (by one or more transfers) by way of sale, assignment, or otherwise, a material quantity of its stock (a “material quantity” being defined as twenty-five (25)% or more of its stock, dated from the date of this Lease, then the provisions of Section 18.1 shall apply as if such transfer of a material amount the stock of Tenant were an assignment of this Lease, requiring Landlord’s written approval.

13.          The joint and several liability of Tenant and any immediate or remote successor in interest to Tenant, and the due performance of the obligations of this Lease on Tenant’s part to be performed or observed, shall not be discharged, released, or impaired in any respect by any agreement or stipulation made by Landlord extending the time of, or modifying any of the obligations of, this Lease, or by any waiver or failure of Landlord to enforce any of the obligations of this Lease.

14.          The listing of any name other than that of Tenant, whether on the doors of the Premises, on the Building directory, or otherwise, shall no operate to vest any right or interest in this Lease or in the Premises, nor shall it be deemed to be the consent of Landlord to any assignment or transfer of this Lease, to any sublease of the Premises, or to the use or occupancy thereof by others.

ARTICLE XXV: PRO-RATA SHARE

The Landlord and Tenant agree that whenever this Lease refers to the proportion that the Demised Premises relates to the Center (hereinafter referred to as “Pro-Rata Share” and/or “Tenants Center Percentage”) the amount of .83% shall be used, which percentage may be adjusted to reflect any change in same.

ARTICLE XXVI: INDEMNITY, NON-LIABILITY OF LANDLORD

The following shall be added to, and made a part of Article XII:

1. Effective as of the Commencement Date, and continuing during the Lease Term and any renewal thereof, the Tenant covenants and agrees that it will, at its sole cost and expense, carry commercial general liability insurance, on an occurrence basis, covering the Demised Premises and the operation of the Tenant in the minimum amount of ONE MILLION DOLLARS ($1,000,000.00) combined single limit per occurrence for bodily injury, personal injury, and property damage with TWO MILLION DOLLARS ($2,000,000.00) general aggregate, as well as umbrella insurance in the amount of TWO MILLION DOLLARS ($2,000,000.00).   Tenant, at its sole cost and expense, shall, during the entire Term hereof, procure, pay for and keep in full force and effect “special form” property insurance, including theft insuring Tenant's merchandise, trade fixtures, furnishings, equipment and all items of personal property of Tenant and including property of Tenant's customers located on or in the Premises in the amount  adequate to cover 100% of the replacement cost of aforementioned property, and workers compensation coverage as required by law.   The Tenant further covenants and agrees that it will add as an additional insured party the interest of the Landlord with respect to Tenant’s liability insurance policy and will furnish Landlord with certificates of insurance upon the execution of this Lease. The Landlord reserves the right to request a reasonable increase in the amount of liability coverage herein provided during the Lease Term, so long as such increase is in accord with insurance carried by tenants with a similar use, in buildings similar to the Premises in the area which the Premises is located.

2.          It is expressly understood and agreed that all policies of insurance shall contain a clause that the same shall not be cancelled, except on thirty (30) days written notice to any and all parties in interest.

3.          The Tenant covenants and agrees that the insurance policies required to be furnished in accordance with the terms and conditions of this Lease, or the insurance policies which it obtains insuring such insurable interest as Tenant may have in its own property, whether personal or real, shall expressly waive any right of subrogation on the part of the insurer against the Landlord and the lessor of the Master Lease, and Tenant waives all right of recovery against Landlord and the lessor of the Master Lease, their agents, or employees for any loss, damage or injury of any nature whatsoever to property or person for which it is required by this Lease to carry insurance.

4.          The Tenant covenants and agrees to comply, at its own cost and expense, with all regulations and/or requests as may be required by all fire or liability insurance carriers or any similar insurance organizations providing insurance for the Demised Premises, the Building in which same is located, or the Center, and will further comply with such other requirements and recommendations that may be promulgated by the Board of Fire Underwriters or any similar insurance rating organization, in connection with the Tenant's use and occupancy of the Demised Premises, the Building in which same is located, or the Center.

Tenant shall not store, warehouse, handle or in any way use, flammable, toxic, hazardous, combustible or red label, yellow label, or black label items at the Premises. Tenant shall not be permitted to store anything whatsoever at the Demised Premises except that which is permitted pursuant to this Lease. The merchandise or products the Tenant shall be permitted to store shall be stored in such a manner and quantity so as not to increase the cost of insurance for the Demised Premises.

If as a result of, or in connection with, any failure by Tenant to comply with this Article, or any act of omission or commission by Tenant, its employees, agents, contractors, or licensees, or as a result of or in connection with the use to which the Demised Premises are put by Tenant, notwithstanding that such use may be for the purpose hereinbefore permitted, or that such use may have been consented to by the Landlord other than the Permitted Use, the insurance rates applicable to the Demised Premises, the Building in which same is located, or to any other premises in the Building or the Center shall increase, then in such event, the Tenant agrees that it will pay to the Landlord, on demand, as Additional Rent the cost of the insurance coverage as shall be attributable to such higher rates.

ARTICLE XXVII: ENVIRONMENTAL COMPLIANCE

1.         Tenant shall, at its sole cost and expense, comply with any and all applicable local, regional, county, state or federal statutes, laws, rules, ordinances and regulations pertaining to the condition of the air, water, ground water, surface water, soil, or any other environmental condition of the Premises, including but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act as amended, 42 U.S.C., Section 9601 et seq., the New Jersey Industrial Site Recovery Act, N.J.S.A. 13:1K-6, et seq. (hereinafter referred to as “ISRA”), the Resource Conservation and Recovery Act of 1976 as amended, 42 U.S.C. Section 6901, et seq. and the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Section 1801, et seq. and any amending or successor legislation and regulations, (hereinafter collectively referred to as “Environmental Laws”).

         2.         For purposes of this Lease, Hazardous Substances shall mean those substances included within the definitions of any one or more of the terms “hazardous substances,” “hazardous materials,” “toxic substances” and “hazardous waste” as referenced in the Environmental Laws hereinabove.

3.         Tenant represents and warrants to Landlord that its North American Industry Classification System number is non applicable, as defined by the North American Industry Classification System Manual, published by the Federal Executive Office of the President, Office of Management and Budget.

4.         If compliance with any Environmental Laws are applicable to Tenant because of Tenants use and occupancy of the Premises, Tenant shall, at Tenant’s own expense, make all submissions to, provide all information to, undertake the investigation and remediation, and comply with all requirements of the New Jersey Department of Environmental Protection (hereinafter referred to as the “NJDEP”). The Tenant’s obligations under this Article shall apply if there is a closing of operations, a transfer of ownership or operations, or a change in ownership at or affecting the Premises or the Tenant’s operations at the Premises pursuant to any Environmental Laws. Notwithstanding the foregoing, this provision shall not be deemed to be consent of the Landlord to the use or occupancy of the Premises for any other use, which is subject to Environmental Laws. Tenant may satisfy its obligations to comply with ISRA by obtaining either of the following from the NJDEP or a Licensed Site Remediation Professional: (a) a de minimus quantity exemption; or (b) a Response Action Outcome.

     5.         With respect to the Premises, the Tenant shall provide all information requested by the Landlord for preparation of a de minimus quantity exemption application, limited conveyance application, or other submission, in accordance with any Environmental Laws, and shall promptly sign such affidavits and submissions when requested by the Landlord.

6.         If the Tenant receives any notice of violation of any Environmental Laws applicable to the Premises, or any violation arising out of the Tenant’s use and occupancy of the Premises, the Tenant shall give prompt notice of such notice of violation to the Landlord.

7.         If the Landlord receives any notice of violation of any Environmental Laws applicable to the Premises, or any violation arising out of the Tenant’s use and occupancy of the Premises, the Landlord shall give prompt notice of such notice of violation to the Tenant.

8.         If requested by the Landlord, the Tenant shall promptly deliver to the Landlord, all environmental documents concerning or generated by or on behalf of the Tenant with respect to the Premises, whether currently or hereafter existing.

9.         Should the NJDEP or any other governmental authority determine that an investigation take place or remedial action work plan be prepared and that investigation or remediation be undertaken because Hazardous Substances have been spilled, discharged or placed in, on, under or about the Premises during the Lease Term for which the Tenant is responsible, then the Tenant shall immediately notify the Landlord. However, the Tenant shall not perform any such work at the Premises without the Landlord’s prior written consent. To the extent that Tenant is obligated to remediate any portion of the Premises, Landlord shall provide unfettered access thereto to Tenant. Tenant shall complete such remediation and deliver to Landlord a Response Action Outcome issued by a LSRP. Promptly upon completion of all permitted investigatory and remedial activities, the Tenant shall restore the affected areas of the Premises from any damage or condition caused by the work, including without limitation closing, subject to NJDEP approval, any monitoring wells installed at the Premises.

10.         If the Tenant fails to obtain either: (a) Response Action Outcome issued by a LSRP, or (b) a de minimus quantity exemption (collectively referred to as “Environmental Clearance”) as required to be provided by Tenant pursuant to this Article; or fails to clean up the Premises pursuant to this Article, within thirty (30) days prior to the expiration date or earlier termination of the Lease Term, then notwithstanding the expiration date or earlier termination of the Lease Term the Tenant shall nevertheless be obligated to promptly obtain such Environmental Clearance or fulfill the obligations set forth in this Article, as the case may be.

11.         Landlord and the Landlord’s agents and representatives shall have the right of reasonable access to the Premises, during normal business hours, to inspect the Premises for environmental conditions and conduct environmental sampling, investigation and remediation at the Premises.

12.         The Tenant expressly covenants and agrees to indemnify, defend, and save the Landlord harmless against any claim, damage, liability, costs, penalties, or fines which the Landlord may suffer as a result of any Hazardous Substances or other contamination at the Premises or their environs resulting from Tenant’s use and occupancy of or operations at the Premises. The Tenant covenants and agrees to notify the Landlord immediately of any notice served upon it with respect to any claim that the Tenant is causing any hazardous condition, or other contamination at the Premises, or their environs, and the Tenant, in such event, will take immediate steps to halt, remedy and cure same.

13.         Tenant’s and Landlord’s obligations under this Article shall survive the expiration date or earlier termination of the Lease. In addition, the Tenant’s obligation under this Article shall continue, irrespective of the Lease Term, for so long as the Landlord remains responsible for any spills or discharges of hazardous or toxic substances, pollutants or wastes at the Premises which relates to the Tenant or the Tenant’s use and occupancy of the Premises or which are the obligation of the Tenant pursuant to the terms of the Lease.

14.         The Tenant shall have no obligation to cure, remedy or incur any cost or liability arising from any environmental condition of the Premises existing prior to the Commencement Date hereunder.

ARTICLE XXVIII: COMPLIANCE WITH LAWS, RULES, AND REGULATIONS

The following shall be added to, and made a part of Article V, Section 5.04:

The Tenant covenants and agrees that upon acceptance and occupancy of the Premises, it will, during the Lease Term, promptly, at Tenant’s cost and expense, execute and comply with all statutes, ordinances, rules, orders, regulations and requirements of the Federal, State, County and City Government and of any and all their departments and bureaus, applicable to the Premises and occasioned by Tenant’s use thereof, as the same may require correction, prevention and abatement of nuisances, violations or other grievances, in, upon or connected with the Premises, arising from the operations of the Tenant therein.

The following shall be added to, and made a part of Article V, Section 5.05:

The Tenant covenants and agrees, at its own cost and expense, to comply with such regulations or requests as may be required by all fire or liability insurance carriers providing insurance for the Premises, and will further comply with such other requirements that may be promulgated by the Board of Fire Underwriters, in connection with the use and occupancy by the Tenant of the Premises in the conduct of its business. Tenant reserves the right, at its cost and expense, to contest any of the foregoing, provided that it will indemnify, defend and save Landlord harmless from any fine, penalty, imposition or lien as may be occasioned by such contest.

The following shall be added to, and made a part of Article V, Section 5.06:

If the Tenant should fail or neglect to comply with the aforesaid statutes, ordinances, rules, orders, regulations and requirements, or any of them, or in case the Tenant shall neglect or fail to make any necessary repairs, then the Landlord or its agents, without any obligation upon the Landlord so to do, may after reasonable notice, except for emergency repairs which may be made immediately without notice, enter Premises and make repairs and comply with any and all of the said statutes, ordinances, rules, orders, regulations or requirements, at the cost and expense of the Tenant. If the Landlord should make such repairs, Tenant shall pay for cost of same which shall due and owing Landlord as Additional Rent (and in case of the Tenant’s failure to pay therefore, the said cost and expense shall be added to the next month’s Basic Rent and be due and payable by Tenant). This provision is in addition to the right of the Landlord to terminate this Lease by reason of any default on the part of the Tenant, subject to the rights of the Tenant as hereinabove mentioned in the manner as in this Lease otherwise provided.

ARTICLE XXIX: SURRENDER OF PREMISES AND HOLDOVER

The following shall be added to, and made a part of Article V, Section 5.07:

On the last day, or earlier permitted termination of the Lease Term, Tenant shall quit and surrender the Premises in good and orderly condition and repair (reasonable wear and tear excepted) and shall deliver and surrender the Premises to the Landlord peaceably, together with all alterations, additions and improvements in, to or on the Premises made by Tenant as permitted under the Lease. Prior to the expiration of the Lease Term the Tenant shall remove all of its property, fixtures, equipment and trade fixtures from the Premises. All property not removed by Tenant shall be deemed abandoned by Tenant, and Landlord reserves the right to charge the reasonable cost of such removal to the Tenant, which obligation shall survive the Lease termination and surrender hereinabove provided. Without limiting Tenant’s liability as hereinabove referred to, in the event surrender is delayed by Tenant, Tenant shall pay to Landlord, monthly, a sum equal to two and one‑half times that portion of Basic Rent and Additional Rent due for the month prior to the expiration of the Lease Term. The foregoing is not intended to afford to Tenant the right to remain in possession of the Premises after expiration of the Term without Landlord’s prior written consent. All Basic Rent and Additional Rent adjustments and executory covenants as in the Lease provided shall survive the Lease termination and surrender of the Premises in accordance with their terms. If the Premises are not surrendered at the end of the Lease term, Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in surrendering the Premises, including, without limitation any claims made by any succeeding tenant founded on the delay. The payment of all costs and expenses incurred by the Landlord as a result of Tenant not delivering the premises as well as the payment of Basic Rent and Additional Rent as indicated in this paragraph shall be personally guaranteed as specified in the attached Limited Personal Guaranty.

ARTICLE XXX: OUTSIDE STORAGE, PARKING AND MAINTENANCE

The following shall be added to, and made a part of Article VI, Section 6.05:

1.         The Tenant is only permitted to store Tenant's merchandise within the Building. The Tenant acknowledges that no outside storage of any kind is permitted under this Lease, including and not limited to pallets, cardboard, racking, drums, tires, equipment, recreational vehicles, boats, etc.

2.          The Tenant shall be permitted to park only those vehicles which are owned or leased by Tenant and / or its employees. In addition, any such vehicles must be insured, have valid registration, display license plates and be in operable condition.

3.         No repairs, maintenance or service of any kind is permitted on any vehicles whatsoever, including and not limited to changing the oil, lubricant, coolant, or any other fluid, changing tires, painting, bodywork, etc.

4.         During normal business hours, Landlord grants to Tenant the privilege of parking, at an area designated by Landlord within the Demised Premises, four (4) automobiles next to the Building and four (4) tractors with trailers or containers in the four (4) existing loading docks only.

5.         Overnight and on weekends, Landlord grants to Tenant the privilege of parking, at an area designated by Landlord within the Demised Premises, no automobiles, no tractors, and four (4) empty trailers or empty containers in the existing four (4) loading docks only.

6.         In the event Tenant parks any vehicles other than those described hereinabove, or stores any merchandise outside the Building, Tenant shall be in default of the Terms of this Lease and the Landlord shall be entitled to enforce the terms of Article XIV.

ARTICLE XXXI: EARLIER LEASE TERMINATION

Notwithstanding anything in this Lease to the contrary, Landlord may elect to have the Term of this Lease cease and expire by notifying the Tenant in writing, by registered certified mail, return receipt requested (hereinafter referred to as the “Termination Notice”) that (a) Landlord intends to demolish, alter, rehabilitate, renovate, modernize or convert to a different use all or a part of the Center, the Demised Premises, or the building which the Tenant occupies, or that (b) Landlord intends to perform such other work in the building, whether structural or otherwise, which reasonably cannot be performed without substantial interference with the occupancy of the Demised Premises by the Tenant. The Termination Notice shall provide that this Lease shall cease and expire on a date (hereinafter referred to as the “Termination Date”), which shall be no earlier than 180 days from the date of the Termination Notice. Upon Landlord sending the Termination Notice as herein provided, this Lease shall cease and expire on the Termination Date with the same force and effect as if the Termination Date had originally been provided for as the expiration date of this Lease. If after Landlord has given the Termination Notice, the Tenant fails for any reason whatsoever to vacate the Demised Premises by the Termination Date and notwithstanding anything in this Lease to the contrary, Tenant shall pay to Landlord, as liquidated damages resulting from Tenant’s default (a) an amount equal to four times the Basic Rent payable by Tenant during the twelve month period prior to the Termination Date pro-rated on a daily basis for each and every day after the Termination Date that Tenant remains in possession of the Demised Premises and (b) Additional Rent and other charges payable under this Lease. The forgoing shall be without prejudice to Landlord’s exercising any other rights or remedies provided to Landlord under this Lease or under applicable law.

ARTICLE XXXII: BROKERAGE

The following shall be added to, and made a part of Article VVII, Section 12.04:

The Landlord and Tenant mutually represent to each other that Key Realty negotiated and consummated the within transaction and that neither party dealt with any other broker in connection with the within Lease. The Landlord shall be responsible, at its sole cost and expense, to pay the real estate brokerage commission in connection with this Lease transaction. Tenant agrees to indemnify, defend and save harmless Landlord in connection with the claims of any real estate brokers claiming commissions in connection with the within transaction and claiming authority from Tenant.

ARTICLE XXXIII: OFAC COMPLIANCE

Tenant represents and warrants that is not listed, nor is it owned or controlled by, or acting for or on behalf of any person or entity, on the list of Specialty Designated Nationals and Blocked Persons maintained by the Office of Foreign Assets Control of the United States Department of the Treasury, or any other list of persons or entities with whom Landlord is restricted from doing business with pursuant to such lists (“OFAC List”).  Notwithstanding anything to the contrary herein contained, Tenant shall not permit the Premises or any portion thereof to be used, occupied or operated by or on behalf of any person or entity that is on the OFAC List.

ARTICLE XXXIV: ENTIRE AGREEMENT

This Lease constitutes the entire agreement between the parties hereto and no earlier statements or prior written matter shall have any force or effect. Tenant agrees that it is not relying on any representations or agreement other than those contained in this Lease. This Lease shall not be modified or canceled except by written instrument subscribed by both parties.

EXHIBIT "A"

THE DEMISED PREMISES SHALL

CONSIST OF BUILDING R UNIT 8.

THIS EXHIBIT IS DIAGRAMMATIC ONLY.

EXHIBIT “B”

Landlord's Work

107 Trumbull Street, Building R Unit 8, Elizabeth, New Jersey

Within thirty (30) days from Landlord obtaining all necessary approvals and permits, Landlord shall substantially complete the following work using the Landlord's standard materials and colors:

1. Deliver the Premises in a broom clean condition.

2. Place the existing plumbing, lighting, electrical, heating, cooling, utility meters, and mechanical systems in good working condition.

CORPORATE GUARANTY

The undersigned Guarantor hereby absolutely, unconditionally and irrevocably guarantees to Landlord, Landlord's successors and assigns, the full performance and observance of all the terms and conditions to be performed and observed by Tenant, including but not being limited the payment of Basic Rent, Additional Rent, and utilities as specified in the Lease between Elizabeth Industrial Park, LLC, as Landlord, and MDC Warehousing and Distribution, Inc., as Tenant, without regard to the application of the Security Deposit held by the Landlord, if any.

The Guarantor further agrees that this Guaranty shall remain and continue in full force and effect as to any further renewal, extension, modification or change of the Lease entered into by the Landlord and Tenant named hereinabove.

This Guaranty shall be a continuing guarantee and the liability of Guarantor hereunder shall in no way be affected, modified, diminished, impaired or terminated by reason of any of the following, whether or not notice thereof is given to or consent is obtained from Guarantor: (i) any subletting of all or any portion of the Premises or any assignment or other transfer of Tenant’s interest in the Lease, (ii) any consent, approval, waiver or other action, inaction or omission under or concerning the Lease, (iii) any modifications, renewals, extensions or amendments of the Lease, (iv) any dealings or transactions or matter or thing occurring between Landlord and Tenant, (v) any bankruptcy, insolvency, reorganization, arrangement, assignment for the benefit of creditors, receivership or trusteeship affecting Tenant or its successors or assigns, (vi) the release or discharge of Tenant from the performance or observance of any of the terms, covenants or conditions contained in the Lease pursuant to the terms thereof, by operation of law, (vii) any change in relationship between Guarantor and Tenant, (viii) the default or failure of Guarantor to perform any of its obligations set forth in this Guaranty, (ix) any action which Landlord may take or fail to take against Tenant by reason of any waiver of, or failure to enforce, any of the rights or remedies reserved to Landlord in the Lease, or otherwise, (x) any failure or refusal of Landlord to re-let the Premises or any part of parts thereof in the event that Landlord shall obtain possession of the Premises after Tenant’s insolvency or default, (xi) any failure to collect rent thereof under any such re-letting, (xii) any alterations, repairs, replacements and/or decorations in the Premises as Landlord, in Landlord’s sole judgment, considers advisable and necessary for the purpose of re-letting the Premises, and (xiii) any other circumstance or condition that may result in a discharge, limitation or reduction of a surety or guarantor.

This Guaranty is a primary and unconditional Guaranty of payment, not collection, and Guarantor hereby waives any and all requirements on the part of Landlord, its successors and assigns, to first exhaust or pursue its remedies against Tenant before Landlord, its successors and assigns, shall have the right to proceed directly and recover against the undersigned.

As further inducement for Landlord to make the Lease, Landlord and Guarantor agree that in any action or proceeding brought by either Landlord or Guarantor against the other on any matters concerning the Lease or this Guaranty that Landlord and the undersigned shall and do waive trial by jury.

The Guarantor of this Lease named herein below, hereby states, admits and herein designates New Jersey State Law to govern this Lease transaction and hereby state and admit that New Jersey State has jurisdiction of any claim or any litigation arising out of this Lease, this tenancy and/or this Guaranty.

If Landlord shall employ counsel to enforce Guarantor’s obligations under this Guaranty or any part thereof, Guarantor agrees to pay on demand all of Landlord’s reasonable costs in connection therewith, whether or not suit be brought, including, without limitation, attorneys’ fees and disbursements.

AGREED AND ACCEPTED THIS __29th__DAY OF NOVEMBER 2022

Notary Public	Company: Integrated BioPharma, Inc.
SWORN TO BEFORE ME	225 Long Avenue, Bldg 15
/s/ Mireille M Antinozzi	Hillside, NJ 07205

Mireille M Antinozzi	TIN: 22-2407475
Notary Public
State of New Jersey	By: /s/ Dina L Masi
My Commission expires February 21, 2023	Dina Masi, CFO